SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                             September 4, 1997
                     ---------------------------------
                     (Date of earliest event reported)


                       Huntsman Polymers Corporation
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           (Exact name of Registrant as specified in its charter)


          Delaware                1-9988                 75-2104131
       --------------      ---------------------     -------------------
         (State of         (Commission File No.)       (IRS Employer
       Incorporation)                                Identification No.)


                  500 Huntsman Way, Salt Lake City, Utah  84108
        ------------------------------------------------------------
        (Address of principal executive offices, including zip code)


                             (801) 584-5700
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            (Registrant's telephone number, including area code)


       -------------------------------------------------------------
       (Former name or former address, if changed since last report)



          ITEM 5.   OTHER EVENTS.

               In May 1990, Phillips Petroleum Company ("Phillips") filed a lawsuit (the "Action") against Rexene Corporation (which subsequently changed its name to Huntsman Polymers Corporation) (the "Company") in the United States District Court for the District of Delaware (the "Trial Court") seeking injunctive relief, an unspecified amount of compensatory damages, treble damages and attorneys' fees, costs and expenses.

               The complaint alleged that the Company was infringing Phillips' U.S. Patent No. 4,376,851 (the "'851 Patent") by virtue of its continued manufacture of crystalline polypropylene after Phillips purportedly terminated its license agreement (the "Original License Agreement") with the Company on April 23, 1990. At trial in October 1994, the Company asserted several defenses and, in June 1995, the Trial Court ruled in favor of the Company and Phillips appealed. In March 1996, the Court of Appeals for the Federal Circuit Court entered an order reversing the Trial Court's decision and remanding the Action to the Trial Court. The Trial Court reviewed and ruled on the Company's other defenses and on September 4, 1997, the Trial Court entered a judgment in favor of Phillips finding that the Company had infringed the '851 Patent for the period from April 24, 1990 to September 4, 1997.

               On September 19, 1997, the Company and Phillips entered into a settlement agreement (the "Settlement Agreement"), pursuant to which the Company paid a lump sum of $10 million to Phillips on September 26, 1997, and will pay up to $300,000 for each subsequent calendar quarter period. Such quarterly payments begin with the quarter ending December 31, 1997, and must be paid through the partial quarter ending March 15, 2000, when the '851 Patent expires. Pursuant to the Settlement Agreement, the Company and Phillips released and discharged each other from all claims, debts, demands, liabilities, losses, causes of action, damages, costs and expenses relating to the subject matter of the Action.
          In the event the Company fails to make a timely payment to Phillips when such payment is due pursuant to the Settlement Agreement, the Company will be obligated to pay Phillips accrued interest on such payment.

               Effective September 5, 1997, Phillips and the Company entered into a new crystalline polypropylene license agreement (the "New License Agreement"). Pursuant to the New License Agreement, Phillips granted to the Company a nonexclusive, royalty-bearing license to manufacture, use and/or sell any product which is covered by the '851 Patent. The term of the New License Agreement is for the period from September 5, 1997, until the expiration of the '851 Patent on March 15, 2000, unless otherwise terminated under the provisions thereof. The royalty rate under the New License Agreement is substantially higher than the royalty rate under the Original License Agreement. In the event the Company fails to make a timely payment to Phillips when such payment is due pursuant to the New License Agreement, the Company will be required to pay Phillips accrued interest on such payment.

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Huntsman Polymers Corporation

          Date:  September 29, 1997      By: /s/ Martin F. Petersen
                                            -------------------------
                                            Name:  Martin F. Petersen
                                            Title:  Vice President